EXHIBIT 99.2

ENDRA Life Sciences Announces Enhanced Strategy to Enable the Early

Detection and Management of Metabolic Diseases Facilitated by Emerging

GLP-1 Therapies

Enhanced strategic focus for TAEUS addresses a large, unmet global need for a cost-effective tool for monitoring liver health at the point of patient care

ANN ARBOR, Mich. (March 31, 2025) – ENDRA Life Sciences Inc. (NASDAQ: NDRA), a pioneer of Thermo-Acoustic Enhanced UltraSound (TAEUS®), today announced a new strategic direction to develop and deploy its TAEUS system as a biomarker solution for the early detection and management of metabolic diseases in patients being treated with glucagon-like peptide-1 (GLP-1) drugs and other metabolic dysfunction-associated steatohepatitis (MASH) therapies.

ENDRA’s management has thoroughly evaluated the Company’s technical capabilities and go-to-market strategy for TAEUS Liver and determined that this new target market opportunity is far larger and more viable than its prior focus on hepatology and radiology markets, noting that metabolic diseases are an upstream phenomenon that lead to multiple risk factors including those specific to liver diseases. With this pivot toward metabolic health, ENDRA’s revised mission is to develop and market an accurate, simple-to-use, inexpensive, point-of-care test – essentially a “blood pressure cuff” – for the assessment and management of steatotic liver disease (SLD).

“SLD is on the rise and represents an enormous health burden that affects over two billion people globally and approximately one third of the U.S. population. As GLP-1 therapies continue to be embraced to treat metabolic risk factors such as obesity, type 2 diabetes and cardiovascular disease, there is an unmet need for a cost-effective, simple-to-use and accurate point-of-care test,” said Alexander Tokman, Chief Executive Officer of ENDRA. “We believe our TAEUS technology is uniquely positioned to fill this gap and meet the needs of providers, patients and payers. Our development efforts are now focused on refining TAEUS’ design for this use as we continue to collect crucial clinical data to support our future De Novo regulatory filing with the FDA.”

Highlights of this strategy include new target customer segments, enhanced TAEUS features to improve its adoption and a realignment of the business model, as described below:

•	Identified new target customer segments. As part of the revised market strategy, TAEUS Liver will target four markets:

1.	Pharmaceutical companies and clinical research organizations to assist in the efficient screening and monitoring of subjects for GLP-1 and related clinical trials;

2.

Concierge medical practices to assist in screening patients for obesity, diabetes, cardiovascular risk factors and liver disease, as well as monitoring responses to lifestyle changes and drug therapies;

3.	Bariatric and metabolic clinics for managing obesity, detecting metabolic disorders and monitoring responses to therapies; and

4.

Primary care and internal medicine practices to screen patients for metabolic diseases related to obesity, diabetes and hypertension, as well as cardiovascular risk factors, and to monitor responses to lifestyle changes and drug therapies.

The Company anticipates that patients prescribed GLP-1 therapies will be managed primarily by these providers, rather than hepatologists.

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Redefined and redesigning TAEUS Liver device to improve its scalability and adoption into new target markets. In order to meet market requirements as a biomarker solution, ENDRA will further TAEUS’ development to be more accurate, simpler to use and more ergonomic, as well as scalable and more cost effective. As a result, ENDRA’s management has developed a multi-generational product plan to include 1) new artificial intelligence features to improve accuracy, 2) full integration of thermo-acoustic and ultrasound technologies in a single device to simplify clinical workflow and reduce procedural time, and 3) a reduction in the device’s form factor and a decrease in manufacturing cost. All of these changes are deemed necessary for greater adoption of TAEUS Liver in the new target markets, and particularly in the very large primary care market segment.

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Introducing a subscription-based sales model. Once commercially available, ENDRA expects to offer TAEUS through a monthly subscription-based sales model with no upfront capital expenditures to reduce the barrier to entry and maximize customer uptake. ENDRA intends to deploy a small direct sales force that will leverage TAEUS’ value proposition as evidenced by clinical results from current and additional evaluation sites.

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Extend TAEUS applicability beyond liver health. To increase the value and versatility of TAEUS’ patented thermoacoustic technology, ENDRA will develop several additional high-value applications, following the development and commercialization of TAEUS for its initial indication to measure liver fat. These expanded applications include temperature monitoring for ablation therapies, vascular and tissue perfusion.

SLD is often asymptomatic and not easily detectable at the early stages, and represents a global health crisis affecting over two billion people worldwide including more than 100 million in the U.S. Despite its prevalence and severe health implications, there remains a significant gap in dependable, affordable and easily accessible point-of-care tools to accurately detect and monitor liver fat. As the number of people with SLD continues to rise, its impact on public health and healthcare systems is becoming more evident, particularly as it is strongly linked to metabolic syndrome and a range of chronic conditions such as obesity, type 2 diabetes, cardiovascular disease and even liver cancer.

About ENDRA Life Sciences Inc.

ENDRA Life Sciences is the pioneer of Thermo-Acoustic Enhanced UltraSound (TAEUS®), a ground-breaking technology being developed to assess tissue fat content and monitor tissue ablation during minimally invasive procedures, at the point of patient care. TAEUS® is focused on the measurement of fat in the liver as a means to assess and monitor steatotic liver disease and metabolic dysfunction-associated steatohepatitis, chronic liver conditions that affect over two billion people globally, and for which there are no practical diagnostic tools. For more information, please visitwww.endrainc.com.

Forward-Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of terms such as “approximate,” "anticipate," “attempt,” "believe," "could," "estimate," "expect," “forecast,” “future,” "goal," “hope,” "intend," "may," "plan," “possible,” “potential,” “project,” "seek," "should," "will," “would,” or other comparable terms (including the negative of any of the foregoing), although some forward-looking statements are expressed differently. Examples of forward-looking statements for ENDRA include, among others: expectations with respect to FDA requirements regarding its clinical trials and De Novo submission for its TAEUS liver device; estimates of the timing of future events and anticipated results of its development efforts, including the timing of submission for and receipt of required regulatory approvals and product launches and sales; statements relating to future financial position and projected costs and revenue; expectations concerning ENDRA's business strategy; and statements regarding ENDRA’s ability to find and maintain development partners. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements as a result of various factors including, among others: the ability to raise additional capital in order to continue as a going concern; the ability to obtain FDA and other regulatory approvals necessary to sell ENDRA medical devices in certain markets in a timely manner, or at all; the ability to develop a commercially feasible technology and its dependence on third parties to design and manufacture its products; ENDRA’s ability to maintain compliance with Nasdaq listing standards and remain listed on a securities exchange; ENDRA’s dependence on its senior management team; market acceptance of ENDRA’s technology and the amount and nature of competition in its industry; ENDRA’s ability to protect its intellectual property; and the other risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the company’s most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this press release speak only as of the date of issuance, and ENDRA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Company Contact:

Investor relations

investors@endrainc.com

www.endrainc.com

Investor Relations Contact:

Yvonne Briggs

Alliance Advisors IR

(310) 691-7100

ybriggs@allianceadvisors.com

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